Exhibit 99.1

Catalent, Inc. Announces Pricing of Public Offering of Common Stock

SOMERSET, N.J. – June 11, 2020 – Catalent, Inc. (“Catalent”) (NYSE:CTLT), the leading global provider of advanced delivery technologies, development, and manufacturing solutions for drugs, biologics, gene therapies, and consumer health products, today announced the pricing of an underwritten public offering (the “Offering”) of shares of its common stock, which is expected to result in gross proceeds of approximately $550 million, before deducting estimated offering expenses. The underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, in the over-the-counter market, or to dealers in negotiated transactions or in a combination of such methods of sale or otherwise at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. In connection with the Offering, Catalent has granted the underwriter an option for 30 days to purchase up to an additional approximately $82.5 million of shares of its common stock. Subject to customary closing conditions, the Offering is expected to settle and close on or about June 15, 2020.

Catalent intends to use the net proceeds from the Offering to repay in full the $200 million of outstanding borrowings under the revolving credit facility under its senior secured credit facilities and for general corporate purposes, which may include, without limitation and in Catalent’s sole discretion, working capital, capital expenditures, and funding its growth strategy through organic investments and potential future acquisitions.

RBC Capital Markets is acting as sole underwriter for the Offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such shares of common stock or any other security of Catalent in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Offering is being made pursuant to an effective shelf registration statement, including a base prospectus, that was filed with the Securities and Exchange Commission (the “SEC”) on September 13, 2019 and is available on the SEC website. The Offering will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus related to the Offering, which have been filed with the SEC on June 10, 2020 and are available on the SEC website. Copies of these documents and the final prospectus, when available, may be obtained from RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, New York, NY 10281, by telephone at 877-822-4089 or by email at equityprospectus@rbccm.com. The registration statement is available on the SEC’s website at www.sec.gov under Catalent’s name.

FORWARD-LOOKING STATEMENTS

This release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed offering and plans and estimates regarding the use of proceeds therefrom. These forward-looking statements generally can be identified because they relate to the topics set forth above or by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings. Similarly, statements that describe Catalent’s objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: participation in a highly competitive market and increased competition may adversely affect Catalent’s business; demand for Catalent’s offerings which depends in part on its customers’ research and development and the clinical and market success of their products; impact of the COVID-19 pandemic on our business, financial condition, and results of operations; product and other liability risks that could adversely affect Catalent’s results of operations, financial condition, liquidity, and cash flows; failure to comply with existing and future regulatory requirements; failure to provide quality offerings to customers could have an adverse effect on the business and subject it to regulatory actions and costly litigation; problems providing the highly exacting and complex services or support required; global economic, political, and regulatory risks to Catalent’s operations; inability to enhance existing or introduce new technology or service offerings in a timely manner; inadequate patents, copyrights, trademarks, and other forms of intellectual property protections; fluctuations in the costs, availability, and suitability of the components of the products Catalent manufactures, including active pharmaceutical ingredients, excipients, purchased components, and raw materials; changes in market access or healthcare reimbursement in the United States or internationally; fluctuations in the exchange rate of the U.S. dollar against other currencies; adverse tax legislative or regulatory initiatives or challenges or adjustments to Catalent’s tax positions; loss of key personnel; risks generally associated with information systems; inability to complete any future acquisitions, and other transactions that may complement or expand the business of Catalent or divestment of non-strategic businesses or assets and difficulties in successfully integrating acquired businesses and realizing anticipated benefits of such acquisitions; risks associated with timely and successfully completing, and correctly anticipating the future demand predicted for, capital expansion projects at Catalent’s existing facilities; offerings and customers’ products that may infringe on the intellectual property rights of third parties; environmental, health, and safety laws and regulations, which could increase costs and restrict operations; labor and employment laws and regulations or labor difficulties, which could increase costs or result in operational disruptions; additional cash contributions required to fund Catalent’s existing pension plans; substantial leverage resulting in the limited ability of Catalent to raise additional capital to fund operations and react to changes in the economy or in the industry; exposure to interest rate risk to the extent of Catalent’s variable rate debt and preventing Catalent from meeting its obligations under its indebtedness. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in Catalent’s preliminary prospectus supplement filed June 10, 2020 with the SEC, Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed August 27, 2019 with the SEC and Catalent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed May 5, 2020 with the SEC. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.

Contact:

Catalent, Inc.

Investor Contact:

Paul Surdez

(732) 537-6325

investors@catalent.com